Exhibit 99.1

  Creative Computer Applications, Inc.

Summary:	Creative Computer Applications, Inc.
(AMEX - CAP) reports that it has entered into a Merger Agreement and Plan of Reorganization with StorCOMM, Inc.

Company Contact:	Steven M. Besbeck, President & CEO
(818) 880-6700 x 252

FOR IMMEDIATE RELEASE

CALABASAS, CALIFORNIA, August 18, 2005,.... CREATIVE COMPUTER APPLICATIONS, INC. or CCA, (AMEX-CAP), a provider of Clinical Information Systems (CIS) for hospital and clinic-based laboratories, pharmacies, and medical imaging departments announced today that it has entered into an Agreement and Plan of Reorganization with StorCOMM, Inc. (StorCOMM) of Jacksonville, Florida, a private company providing Picture Archive Communication Systems (PACS) and Clinical Image Management Systems for the medical imaging market.  The transaction is subject to regulatory review and shareholder approval.  CCA and StorComm shareholders will own an equal number of CCA shares upon the closing.  The Company has filed a Current Report on Form 8K today disclosing this transaction and its entry into a material definitive agreement.  The merger is expected to be completed by the fall of 2005.

Steven M. Besbeck, President and CEO of CCA stated, “We are extremely pleased with the announcement of the execution of the Merger Agreement and Plan of Reorganization with StorCOMM.  We are all very excited about the prospects of combining our two companies and offering integrated clinical and diagnostic applications and services to a broad sector of the healthcare provider market.  The integration of CCA’s CyberRAD RIS and StorCOMM’s AccessNET™ products provides an attractive cost effective solution that enhances productivity and workflow, which we believe will exceed the demands and trends in the industry.  We expect that the merged company will have over 700 customer sites, each with one or more of our products installed.  This will be a much larger company with a greater portfolio of products and services.”

CCA is a healthcare information technology and service provider that provides software and browser-based solutions, specializing in Clinical Information Systems (CIS) for hospital and clinic-based laboratories, pharmacies, and medical imaging departments.  Its primary products, CyberLAB®, CyberMED® and CyberRAD® are highly functional, scalable, and can be deployed in a variety of healthcare settings.  CCA’s systems are deployed in more than 500 sites. For more information about CCA, its products and services, visit http://www.ccainc.com/.

StorCOMM Inc. is a leader in the design, development, implementation and support of highly scalable PACS and Clinical Image Management Systems tailored to meet the needs of healthcare organizations

26115-A MUREAU ROAD  • CALABASAS, CALIFORNIA 91302-3128

(818) 880-6700  • (800) 437-9000 •  FAX (818) 880-4398

in the United States and abroad.  StorCOMM’s ACCESS.net family of systems provides enterprise wide system solutions for imaging centers, orthopedic environments, and hospitals.  AccessNET systems are deployed in more than 180 sites in the US and Europe. For more information about StorCOMM, its products and services, visit http://www.storcomm.com/.

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement.  Such statements are based upon, among other things, assumptions made by, and information currently available to management, including management’s own knowledge and assessment of the Company’s industry and competition.  The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements.  The Company assumes no duty to update its forward-looking statements.